Exhibit 99.1

Duke Energy Corporation P.O. Box 1009 Charlotte, NC 28201-1009

Jan. 10, 2011

MEDIA CONTACTS:		ANALYSTS:
Duke Energy		Duke Energy
Tom Williams	704-382-8333	Bill Currens	704-382-1603
		Stephen De May	704-382-2620

Progress Energy
Mike Hughes	919-546-6189	Progress Energy
		Bob Drennan	919-546-7474
		Bryan Kimzey	919-546-6931

Duke Energy and Progress Energy to Merge

•	$26 Billion Transaction Will Create Nation’s Largest Utility with a Combined Enterprise Value of $65 Billion

•	Diversified Generation Portfolio in Six Regulated Service Territories

•	Transaction Expected to be Accretive to Adjusted Diluted Earnings in First Year

CHARLOTTE, N.C. and RALEIGH, N.C. – Duke Energy (NYSE: DUK) and Progress Energy, Inc. (NYSE: PGN) announced today that both companies’ boards of directors have unanimously approved a definitive merger agreement to combine the two companies in a stock-for-stock transaction. The combined company, to be called Duke Energy, will be the country’s largest utility, with:

•	Approximately $65 billion in enterprise value and $37 billion in market capitalization

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The country’s largest regulated customer base, providing service to approximately 7.1 million electric customers in six regulated service territories North Carolina, South Carolina, Florida, Indiana, Kentucky and Ohio

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•	Approximately 57 gigawatts of domestic generating capacity from a diversified mix of coal, nuclear, natural gas, oil and renewable resources

•	The largest regulated nuclear fleet in the country.

“Our industry is entering a building phase where we must invest in an array of new technologies to reduce our environmental footprints and become more efficient,” said Jim Rogers, chairman, president and chief executive officer of Duke Energy. “By merging our companies, we can do that more economically for our customers, improve shareholder value and continue to grow.

“Combining Duke Energy and Progress Energy creates a utility with greater financial strength and enhanced ability to meet our challenges head-on,” Rogers continued.

“This combination of two outstanding companies is a natural fit,” said Bill Johnson, chairman, president and chief executive officer of Progress Energy. “It makes clear strategic sense and creates exceptional value for our shareholders. Together, we can leverage our best practices to achieve even higher levels of safety, operational excellence and customer satisfaction, and save money for customers by combining our fuel purchasing power and the dispatch of our generating plants.

“This merger also provides predictable earnings and cash flows to support our dividend payments to shareholders,” Johnson added.

Terms

Under the merger agreement, Progress Energy’s shareholders will receive 2.6125 shares of common stock of Duke Energy in exchange for each share of Progress Energy common stock. Based on Duke Energy’s closing share price on Jan. 7, 2011, Progress Energy shareholders would receive a value of $46.48 per share, or $13.7 billion in total equity value.

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Duke Energy also will assume approximately $12.2 billion in Progress Energy net debt. The transaction price represents a 7.1 percent premium to the unaffected closing stock price of Progress Energy on Jan. 5, 2011, and a 3.9 percent premium to the closing stock price of Progress Energy on Jan. 7, 2011.

The transaction price also represents a 6.6 percent premium to the average closing stock price of Progress Energy over the last 20 trading days ending Jan. 5, 2011, and a 6.4 percent premium over the last 20 trading days ending Jan. 7, 2011.

Following completion of the merger, officials anticipate Duke Energy shareholders will own approximately 63 percent of the combined company and Progress Energy shareholders will own approximately 37 percent on a fully diluted basis.

The combination is anticipated to be accretive to Duke Energy’s adjusted earnings in the first year after closing.

Based on Duke Energy’s current quarterly cash dividend of 24.5 cents per common share, Progress Energy shareholders would receive an approximate 3 percent dividend increase.

Duke Energy expects to effect a reverse stock split immediately prior to closing, and, as a result, the exchange ratio will be appropriately adjusted at that time to reflect the reverse split.

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Structure, Organization & Leadership

When the merger is completed, Rogers will become executive chairman of the new organization. In this role, Rogers will advise the CEO on strategic matters, play an active role in government relations and serve as the company’s lead spokesperson on energy policy.

Johnson will become president and chief executive officer of the new company.

Both Rogers and Johnson will serve on the board of directors of the combined company, which will be composed of 18 members, with 11 designated by Duke Energy’s board of directors and seven designated by Progress Energy’s board of directors.

The combined company will be headquartered in Charlotte and will maintain substantial operations in Raleigh.

Until the merger has received all necessary approvals and has closed, the companies will continue to operate as separate entities.

Customers will see no change in their current electric utility companies including: Progress Energy Carolinas and Progress Energy Florida and Duke Energy Carolinas, Duke Energy Indiana, Duke Energy Ohio, Duke Energy Kentucky, Commercial Power, Duke Energy Generation Services and Duke Energy International.

Approvals & Timing

Completion of the merger is conditioned upon, among other things, the approval of the shareholders of both companies, as well as expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Other necessary regulatory filings include: Federal Energy Regulatory Commission (FERC), Nuclear Regulatory Commission (NRC), North Carolina Utilities Commission (NCUC) and South Carolina Public Service Commission (SCPSC).

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The companies also will provide information regarding the merger to their other state regulators: the Florida Public Service Commission, Indiana Utility Regulatory Commission, Kentucky Public Service Commission and Ohio Public Utilities Commission.

The companies are targeting a closing by the end of 2011.

Advisors

J.P. Morgan served as lead financial advisor and provided a fairness opinion to Duke Energy, and BofA Merrill Lynch also provided a fairness opinion to Duke Energy. Lazard Frères served as lead financial advisor and provided a fairness opinion to Progress Energy, and Barclays Capital also served as a financial advisor and provided a fairness opinion to Progress Energy. Wachtell, Lipton, Rosen & Katz served as legal counsel for Duke Energy. Hunton & Williams LLP served as legal counsel for Progress Energy.

Conference Call & Webcast

Rogers and Johnson will discuss the combination of the two companies on a conference call today at 10 a.m. EST.

The call will be available by telephone and audio webcast. The speakers will discuss information presented in handouts that are available through the Duke Energy or Progress Energy investor websites. Participants are encouraged to access the handouts before the teleconference begins.

Webcast Instructions: To gain access to the webcast, which will be listen-only, please go to www.duke-energy.com/investors or www.progress-energy.com and click on the audio webcast link.

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Please log on to the website at least 10 minutes prior to the call to register and download and install any necessary audio software. A replay of the webcast also will be available beginning at 1 p.m. today for two weeks.

Teleconference Instructions: The telephone number for today’s teleconference is 1-800-458-9009 for U.S. callers (1-719-325-2459 for international callers). Participants will be asked to provide their name and business affiliation. The conference access code is 3024536. A telephone replay will be available beginning at 1 p.m. today for 30 days. The replay telephone number is 1-888-203-1112.

About Duke Energy

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 11 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

About Progress Energy

Progress Energy (NYSE: PGN), headquartered in Raleigh, N.C., is a Fortune 500 energy company with about 22,000 megawatts of generation capacity and approximately $10 billion in annual revenues. Progress Energy includes two major electric utilities that serve about 3.1 million customers in the Carolinas and Florida. The company has earned the Edison Electric Institute’s Edison Award, the industry’s highest honor, in recognition of its operational excellence, and was the first utility to receive the prestigious J.D. Power and Associates Founder’s Award for customer service. The company is pursuing a balanced strategy for a secure energy future, which includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. Progress Energy celebrated a century of service in 2008. Visit the company’s website at www.progress-energy.com.

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Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Duke Energy and Progress Energy caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy and Progress Energy, including future financial and operating results, Duke Energy’s or Progress Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite Duke Energy and Progress Energy shareholder approvals; the risk that Progress Energy or Duke Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management

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time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of each of Duke Energy’s and Progress Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Duke Energy nor Progress Energy undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted Earnings per Share Accretion in Year One

This news release includes a discussion of Duke Energy’s assumption that the merger transaction is anticipated to be accretive in the first year after closing, based upon adjusted diluted EPS.

This accretion assumption is a non-GAAP financial measure as it is based upon diluted EPS from continuing operations attributable to Duke Energy Corporation shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such

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derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g., coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items (including costs-to-achieve the merger) and the mark-to-market impacts of economic hedges in the Commercial Power segment. On a reported diluted EPS basis, this transaction is not anticipated to be accretive due to the level of costs-to-achieve the merger. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project special items or mark-to-market adjustments for future periods.

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Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Duke Energy and Progress Energy, Duke Energy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Duke Energy and Progress Energy that also constitutes a prospectus of Duke Energy. Duke Energy and Progress Energy will deliver the joint proxy statement/prospectus to their respective stockholders. Duke Energy and Progress Energy urge investors and stockholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy’s website (www.duke-energy.com) under the heading “Investors” and then under the heading “Financials/SEC Filings.” You may also obtain these documents, free of charge, from Progress Energy’s website (www.progress-energy.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in the Merger Solicitation

Duke Energy, Progress Energy, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Duke Energy and Progress Energy stockholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Duke Energy and Progress Energy stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Duke Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 22, 2010. You can find information about Progress Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 31, 2010. Additional information about Duke Energy’s executive officers and directors and

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Progress Energy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Duke Energy and Progress Energy using the contact information above.

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